UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2009

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2009, ADVENTRX Pharmaceuticals, Inc. (the "Company") received notice from the staff of the NYSE Amex LLC (the "Exchange") that, based on their review of the Company’s Form 10-Q for the period ended March 31, 2009, the Company is not in compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide (the "Company Guide"). Specifically, the Exchange noted that the Company is not in compliance with Section 1003(a)(ii) of the Company Guide because it reported stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years, or with Section 1003(a)(iii) of the Company Guide because it reported stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years.

In order to maintain listing of the Company’s common stock on the Exchange, the Company must submit a plan by July 1, 2009, advising the Exchange of the actions the Company has taken, or will take, to regain compliance with Sections 1003(a)(ii) and (iii) of the Company Guide by December 1, 2010. The Company has verbally informed the appropriate Exchange staff that it intends to submit a plan to resolve listing deficiencies and to regain compliance with the Exchange’s continued listing requirements. The Company expects to submit such a plan by the July 1, 2009 deadline. If the Company has made a reasonable demonstration of an ability to regain compliance with the continued listing standards by December 1, 2010, the plan will be accepted. If the Exchange accepts the plan, then the Company may be able to continue its listing during the plan period, up to December 1, 2010, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with the plan. If the Company fails to submit a plan acceptable to the Exchange or, if the plan is accepted but the Exchange determines that the Company is not making progress consistent with the plan or that the Company is not in compliance with all continued listing standards of the Company Guide by November 29, 2010, then the Company expects the Exchange will initiate delisting proceedings.

The Company’s common stock continues to trade on the Exchange under the symbol "ANX," however, the Exchange has advised the Company that the Exchange is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems Low Speed and High Speed Tapes to identify companies that are in noncompliance with the Exchange’s continued listing standards. Accordingly, the Company will become subject to the trading symbol extension ".BC" to denote its noncompliance.

On June 2, 2009, the Company issued a press release announcing its receipt from the Exchange of notice of the Company’s failure to satisfy a continued listing standard. The full text of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

June 2, 2009	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 2, 2009